                 SCHEDULE 14A
               (RULE 14A - 101)
    INFORMATION REQUIRED IN PROXY STATEMENT
           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTIONS 14(A) OF THE SECURITIES
     EXCHANGE ACT OF 1934  (Amendment No.  )

Filed by Registrant                            [x]
Filed by Party other than the Registrant       [ ]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only(as permitted by Rule
        14-6(e)(2)
 [x] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12

                       FEDERAL SIGNAL CORPORATON
--------------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x] No fee required
 [ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and
0-11.
 (1) Title of each class of securities to which transaction applies:

 --------------------------------------------------------------------------

 (2) Aggregate number of securities to which transaction applies:

 --------------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

 ---------------------------------------------------------------------------

 (4) Proposed maximum aggregate value of transaction:

 ---------------------------------------------------------------------------

 (5) Total fee paid:

 ---------------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials

 ---------------------------------------------------------------------------

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount previously paid:

 ----------------------------------------------------------------------------

 (2) Form, schedule or registration statement no.:

 ----------------------------------------------------------------------------

 (3) Filing party:

 ----------------------------------------------------------------------------

 (4) Date filed:

 ----------------------------------------------------------------------------

                              [PASTEUP LOGO]

                        FEDERAL SIGNAL CORPORATION

                          1415 West 22nd Street

                        Oak Brook, Illinois 60523

                   Notice of Annual Meeting of Shareholders

                       To Be Held on April 15, 1999

To the Stockholders of
  Federal Signal Corporation

      The Annual Meeting of Shareholders of Federal Signal Corporation ("Federal") for the year 1999 will be held at the Emergency One, Inc. Welcome Center, 1601 SW 37th Avenue, Ocala, Florida, on Thursday, April 15, 1999, at 11:00 a.m., local time, for the following purposes:

           1.  To elect three directors of Federal; and

           2. To consider and act on a proposal to amend the Federal Signal Corporation Stock Benefit Plan to increase the number of shares of Common Stock subject to the Plan as set forth in the accompanying proxy statement.

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business, February 18, 1999, as the record date for determining the holders of Common Stock of Federal entitled to notice of and to vote at the meeting or any adjournment thereof.

      A copy of Federal's Financial Statements and its Annual Report for the year ended December 31, 1998 and a Proxy Statement accompany this notice.

IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

No postage is required if the proxy is mailed in the United States.


                                       By order of the Board of Directors


                                       KIM A. WEHRENBERG
                                       Secretary

March 8, 1999

                             [PASTE UP LOGO]

                          1415 West 22nd Street

                        Oak Brook, Illinois 60523

                               MAILING DATE

                               on or about

                              March 8, 1999

                              -------------

              Proxy Statement for Annual Meeting of Shareholders

                       To Be Held on April 15, 1999

                           GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Signal Corporation ("Federal") for use at the Annual Meeting of Shareholders to be held on Thursday, April 15, 1999, and any adjournment thereof. Costs of solicitation will be borne by Federal. Following the original solicitation of proxies by mail, certain officers and regular employees of Federal may solicit proxies by correspondence, telephone, telegraph, or in person, but without extra compensation. Federal will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners.

      Each proxy solicited herewith will be voted as to each matter as the stockholder directs thereon, but in the absence of such directions it will be voted for the nominees specified herein. Any proxy solicited herewith may be revoked by the stockholder at any time prior to the voting thereof, but a revocation will not be effective until satisfactory evidence thereof has been received by the Secretary of Federal.


                            VOTING SECURITIES

      The holders of record of the Common Stock of Federal at the close of business on February 18, 1999, will be entitled to vote at the meeting. At such record date, there were outstanding 45,533,921 shares of Common Stock. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine if a quorum is present. Abstentions are counted as votes cast, whereas broker non-votes are not counted as votes cast for determining whether a proposition has been approved. Each stockholder of record will be entitled to one vote for each share of Common Stock standing in the name of the holder on the books of Federal on the record date.

                      SECURITY OWNERSHIP OF CERTAIN

                            BENEFICIAL OWNERS

      The following table sets forth information as of December 31, 1998 (unless otherwise noted) with respect to (i) any person who is known to Federal to be the beneficial owner of more than 5% of Federal's Common Stock, which is Federal's only class of outstanding voting securities, and (ii) each director, and all directors and officers as a group:

                                                    Amount and
                                                    Nature of
                                                    Beneficial     Percent of
          Name                                      Ownership (2)  Class
          ----                                      ----------     ----------
Beneficial Owner of More than 5% of Federal's
 Common Stock:  Invesco companies (12)               4,626,000         10.16%

Each Director and Five Executive Officers and
 Executive Officers and Directors as a Group:(1)
      Charles R. Campbell, Director                     47,637           .10%
      Paul W. Jones, Director                            1,000             0%
      James A. Lovell, Jr., Director                    32,641           .07%
      Thomas N. McGowen, Jr., Director                  34,667           .07%
      Walter R. Peirson, Director                       31,506           .07%
      Joseph J. Ross, Director and Executive Officer   908,121          1.99%
      Richard R. Thomas, Director                      128,848           .28%
      Henry L. Dykema, Executive Officer                52,562           .11%
      Richard G. Gibb, Executive Officer               246,717           .54%
      Richard L. Ritz, Executive Officer                80,353           .18%
      Kim A. Wehrenberg, Executive Officer             227,790           .50%

      All Directors and Executive Officers
         as a group (14 persons)                     1,791,842          3.93%

----------
(1) The information contained in this table is based upon information furnished to Federal by the individuals named above. Except as set forth in the following footnotes, each director claims sole voting and investment power with respect to these shares.

(2) These figures include options shares exercisable within 60 days as follows: Mr. Lovell, 18,531; Mr. Peirson, 9,741; Mr. Ross, 355,833; Mr. Dykema, 19,500; Mr. Wehrenberg, 81,751; Mr. Ritz, 47,137; and Mr. Gibb, 82,500. These figures also include stock award shares pursuant to Federal's Stock Benefit Plan which are subject to certain restrictions under the plan, as follows: Mr. Ross, 17,250; Mr. Dykema, 12,250; Mr. Wehrenberg, 5,250; Mr. Ritz, 3,375 and Mr. Gibb 11,250.

                          ELECTION OF DIRECTORS

     Federal's Board of Directors consists of seven directors divided into three classes with one class term expiring each year. Messrs. Charles R. Campbell, Paul W. Jones and James A. Lovell, Jr. are nominated as Class III directors for election at this Annual Meeting for a term to expire at the 2002 Annual Meeting or until their successors are elected and qualified.

      The accompanying proxy card permits a stockholder to direct whether his or her shares are to be voted for, or withheld from the vote for the nominees. Each proxy will be voted as the stockholder directs thereon; however, if no such direction is given, it is the present intention of the persons named in the proxy card to vote such proxies for the election of the above-named nominees as directors. If on account of death or unforeseen contingencies the nominees shall not be available for election, the persons named in the proxy will vote the proxies for such other persons as the Nominating Committee may nominate as directors so as to provide a full board. The nominees receiving the highest number of votes cast will be elected as directors.

      Information regarding the nominees for election and the directors continuing in office is set forth below:

                            Year First Year Present   Principal Occupation
                               Became      Term        or Employment for
Name                    Age   Director    Expires      Last Five Years(1)
--------------------------------------------------------------------------
Nominees:

Charles R. Campbell...   59       1998        1999     Mr. Campbell is a
                                                       principal in The
                                                       Everest Group, a
                                                       management consulting
                                                       firm and was Senior
                                                       Vice President and
                                                       Chief Financial and
                                                       Administrative Officer
                                                       of Federal Signal
                                                       Corporation from 1985
                                                       to 1995.  He is a
                                                       director of Home
                                                       Products International,
                                                       Inc., a houseware
                                                       products company.

Paul W. Jones...        50       1998         1999     Mr. Jones has been
                                                       Chairman, President and
                                                       Chief Executive Officer
                                                       of U.S. Can Company
                                                       since April, 1998 and
                                                       was President and Chief
                                                       Executive Officer of
                                                       Greenfield Industries,
                                                       Inc. a tool
                                                       manufacturer, from 1989
                                                       to 1998.  He is a
                                                       director of Omni Quip,
                                                       Inc., a diversified
                                                       manufacturer.

James A. Lovell, Jr...  70       1984         1999     Mr. Lovell is
                                                       President of Lovell
                                                       Communications, a
                                                       consulting company. He
                                                       retired in 1990 as
                                                       Executive Vice
                                                       President, Corporate
                                                       Staff and as a director
                                                       of Centel Corporation,
                                                       a telecommunications
                                                       company. He is a
                                                       director of AASI
                                                       Aircraft Company, a
                                                       manufacturer of
                                                       aircraft, Magellan
                                                       Corporation, a GPS
                                                       precision and
                                                       navigation systems
                                                       company, and
                                                       Astronautics
                                                       Corporation of America,
                                                       an avionics corporation.



Continuing Directors:

Thomas N. McGowen, Jr... 73        1974        2001    Mr. McGowen is
                                                       an attorney. He is also
                                                       a director of Energy
                                                       West Corporation and
                                                       Ribi Immunochem
                                                       Research, Inc.

Richard R. Thomas ...   65         1994        2001    Mr. Thomas
                                                       retired in 1994 as
                                                       President of the Tool
                                                       Group of Federal Signal
                                                       Corporation and is a
                                                       director of TE-CO
                                                       Tooling Components,
                                                       Inc., a tool
                                                       manufacturer.

Joseph J. Ross...       53         1986        2000    Mr.Ross is Chairman,
                                                       President and Chief
                                                       Executive Officer of
                                                       Federal. He has served
                                                       as President and Chief
                                                       Executive Officer since
                                                       December, 1987 and also
                                                       became Chairman in
                                                       February, 1990 and is a
                                                       director of Varlen
                                                       Corporation.


Walter R. Peirson...    72         1987        2000    Mr. Peirson retired in
                                                       1989 as Executive Vice
                                                       President and as a
                                                       director of Amoco
                                                       Corporation (a
                                                       petroleum company).



------------------
(1) The information contained in this table is based upon information furnished to Federal by the individuals named above.

                    BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to its by-laws, Federal has established standing audit, nominating, compensation/stock option, pension and executive committees.

     The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls, auditing practices and procedures and accounting principles to be employed in the preparation of Federal's financial statements and the review of financial statements by independent public accountants. The Audit Committee also makes recommendations concerning the engagement of independent public accountants to audit the annual financial statements and the scope of the audit to be undertaken by such accountants. In addition, the Audit Committee considers the performance of non-audit services by such accountants, including the effect which the performance of such non-audit services may have upon the independence of the accountants. The by-laws prohibit a director who is also an employee of Federal from serving on the Audit Committee. The members of the Audit Committee are James A. Lovell, Jr., Chairman, Richard R. Thomas and Walter R. Peirson.

     The Nominating Committee evaluates and recommends to the Board of Directors candidates for election or re-election as directors. No determination has been made regarding the consideration of or procedure for the recommendation of nominees by stockholders. The members of the Nominating Committee are Joseph J. Ross, Chairman, Charles R. Campbell and Paul W. Jones.

     The Compensation/Stock Option Committee reviews and recommends to the Board of Directors policies, practices and procedures relating to compensation of managerial employees and the establishment and administration of employee benefit plans. The members of the Compensation/ Stock Option Committee are Walter R. Peirson, Chairman, Thomas N. McGowen, Jr. and Paul W. Jones.

     The Pension Committee reviews and recommends to the Board of Directors policies, practices and procedures relating to Federal's various pension, savings and similar retirement plans and programs and to the investment of the funds associated with these plans. The members of the Pension Committee are Charles R. Campbell, Chairman, Richard R. Thomas and Walter R. Peirson.

     During 1998, the Board of Directors held a total of five meetings and the Executive Committee of the Board, which generally exercises the power and authority of the Board in the intervals between full board meetings, held two meetings. The members of the Executive Committee are Thomas N. McGowen, Jr., Chairman, Joseph J. Ross and James A. Lovell, Jr. During 1998, the Compensation/Stock Option Committee held five meetings; the Nominating Committee held two meetings; the Audit Committee held three meetings; and the Pension Committee met once. No director attended less than 75% of the meetings of the Board and of each committee of which he was a member.

Directors who are not officers of Federal receive the following compensation. Director and committee fees for Mr. McGowen are $35,500; Mr. Lovell - $34,000; and Mr. Peirson - $34,000. These directors are eligible for a retirement benefit of $15,000 per year for up to 10 years after retirement. Messrs. Campbell, Jones and Thomas receive an annual retainer of $25,000 and $1,000 per Board meeting fees. They also receive an initial grant of 5,000 shares of stock options, plus 1,500 shares of options per year. Mr. Thomas received $2,000 for consulting for the Tool Group in 1998. All directors may elect to receive stock options in lieu of cash fees as described in the Stock Benefit Plan. Directors are also reimbursed for their expenses relating to attendance at meetings.

                          EXECUTIVE COMPENSATION

     The following is the Summary Compensation Table for the Chief Executive Officer and four other top executive officers of Federal for compensation earned during the 1998 fiscal year:

                        SUMMARY COMPENSATION TABLE

                                                  Long-Term
                                                 Compensation
                                                    Awards
                                               ------------------
                     Annual Compensation     Restricted  Number
Name and             -------------------       Stock       of     All Other
Principal Position   Year   Salary   Bonus    Awards(1) Options Compensation(2)
--------------------------------------------------------------------------------

Joseph J. Ross       1998   $405,000 $295,650  $315,875   60,000      $40,789
Chairman, President  1997    405,000  294,500   228,375   55,000       45,197
and Chief Executive  1996    375,000  300,000   222,750   65,000       33,378
Officer

Richard G. Gibb      1998    200,000  127,750   180,500   10,000       15,614
Executive Vice       1997    172,000   21,130   203,000   25,000       14,793
President            1996    165,000   72,011   173,250   10,000       16,110

Henry L. Dykema      1998    197,000  107,858    67,687    7,000        9,428
Vice President and   1997    197,000  132,975    88,812   12,000        4,719
Chief Financial      1996    190,000  113,288    74,250   14,500        5,274
Officer

Kim A. Wehrenberg    1998    165,000   90,338    78,968    7,000       13,810
Vice President,      1997    165,000  111,375    88,812   12,000       14,291
GeneralCounsel and   1996    158,000   99,540    86,625   14,500       13,726
Secretary

Richard L. Ritz      1998    115,000   59,657    56,405    7,000       12,669
Vice President,      1997    115,000   67,922    50,750   10,000       12,353
Controller           1996    108,000   56,700    49,500   19,500       12,268


(1) Stock awards generally vest 25% on each anniversary date after date of grant. The number and aggregate value of unvested stock awards as of December 31, 1998 were: for Mr. Ross 17,250 shares ($472,218), for Mr. Dykema 12,250 shares ($335,343), for Mr. Gibb 11,250 shares ($307,968), for Mr. Wehrenberg 5,250 shares ($143,718) and for Mr. Ritz 3,375 shares ($92,390). Dividends are paid at the regular rate to these people on the unvested shares.

(2) This compensation consists of the Company matching contribution under Federal's 401(k) savings plan in which most employees participate and supplemental savings and retirement plans and auto allowance which break out as follows, respectively, Mr. Ross $4,800, $18,345, $17,644, $0; Mr. Dykema $3,840, $5,588, $0, $0; Mr.
     Wehrenberg $4,800,  $3,010,  $0, $6,000; Mr. Ritz $4,800,  $669, $0,
     $7,200;  Mr. Gibb $4,800,  $1,814, $0, $9,000. Of these officers who put part of their bonus into the Company's supplemental savings plan, Mr. Wehrenberg invested $95,338, and Mr. Dykema invested $107,858 of their bonuses in Federal Signal stock.

                          EMPLOYMENT AGREEMENTS

      Federal has an employment agreement with Joseph J. Ross. The agreement continues until the December 31 following the employee's 65th birthday subject to earlier termination by either Federal or the employee. As of January 1, 1999, termination salary under this agreement was $417,000 for Mr. Ross and the annual salary of Mr. Ross, which is approved by the Compensation Committee, is not set by this employment agreement. In the discretion of the Board of Directors, annual compensation may be increased during the term of the agreement. If terminated by Federal under circumstances not involving cause, Federal would be obligated to pay in monthly installments an amount equal to the then applicable salary for one year (or, if less, the amount of minimum salary payable through the December 31 following such employee's 65th birthday). In the event of death prior to termination of employment, the employee's estate is entitled to receive in monthly installments an amount equal to one year's minimum compensation. Mr. Ross and Mr. Wehrenberg have change of control agreements. In the event Federal is subject to a "change of control" (as specifically defined), the agreements permit the employee to elect to terminate employment during a specified period and to receive termination payments calculated as if Federal had terminated employment without cause, except that such payment shall be based on three years' W-2 compensation rather than one. Upon termination of employment for any reason, each employee is obligated not to engage in specified competitive activities for a period of three years.



                  Option Grants in Last Fiscal Year                Grant Date
                     Individual Grants                                Value
---------------------------------------------------------------------------------
                      Number of Securities
                      Underlying Options
                      Granted 12/10/98 at          % of Total     Grant Date
                      $23.75 per share             Options        Present Value
                      exercise or base             Granted to     $ Based on
                      price and expire             Employees in   Black-Scholes
                      12/10/08                     Fiscal Year    Method (2)
----------------------------------------------------------------------------------
Joseph J. Ross                60,000                    30.0%        $313,500
Richard G. Gibb               10,000                     5.0%          52,250
Henry L. Dykema                7,000                     3.5%          36,575
Kim A. Wehrenberg              7,000                     3.5%          36,575
Richard L. Ritz                7,000                     3.5%          36,575

(1) No SARs were granted. These options become 100% exercisable on the third anniversary date.

(2) The following assumptions were used under the Black-Scholes method: volatility .204; risk free rate of return 4.6%; dividend yield 2.5%; expected life 6.7 years.


                   Option Exercises and Year-End Value Table
    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value


                                                 Number of
                                                 Securities    Value of
                                                 Underlying    Unexercised
                                                 Unexercised   In-the-Money
                                                 Options at    Options at
                Shares                           FY-End (#)    FY-End ($)
                Acquired         Value           Exercisable/  Exercisable/
Name            on Exercise(#)   Realized($)(1)  Unexercisable Unexercisable(2)
----            -------------    --------------- ------------- -----------------


Joseph J. Ross         0              0             355,833       $3,936,396
                                                     87,500          408,281

Richard G. Gibb        0              0              82,500          831,559
                                                     35,000          209,687

Henry L. Dykema        0              0              19,500           78,687
                                                     34,000          213,625

Kim A.Wehrenberg   7,424       $140,638              81,751          995,674
                                                     19,000          108,625

Richard L. Ritz        0              0              47,137          503,481
                                                     27,000          147,250


(1) Market value of underlying securities at exercise, minus the exercise or base price.
(2) "Spread" calculated by subtracting the exercise or base price from the closing stock price of $27.375 on December 31, 1998.
(3) Mr. Ross has stock option exercise loans totaling $2,410,335, including $75,852 of interest. $132,469 of interest accrued in 1998 at rates ranging from 5.93% to 7.61%. Such loans are available to all employees participating in the Plan.


Retirement Plans

      Federal's Retirement Plan provides retirement benefits for salaried and hourly employees including officers. Contributions are made on an actuarial group basis, and no specific amount of contributions is set aside for any individual participant. Under the method of computing the annual contribution, the Internal Revenue Service's full funding limitation prohibits a contribution to the plan for 1998. The following table sets forth the approximate annual pension benefit based on years of service and compensation, but does not reflect dollar limitations under the Internal Revenue Code, as amended, which limits the annual benefits which may be paid from a tax qualified retirement plan. For employees covered by Federal's supplemental pension plan, amounts in excess of such limitations will be paid from the general funds of Federal, pursuant to the terms of such plan. The amount of pension benefits is reduced by one-half of the amount of available individual Social Security benefits. Estimated credited years of service are as follows: Mr. Ross, 14.5, Mr. Dykema, 3; Mr. Wehrenberg, 11; Mr. Ritz, 13.5 and Mr. Gibb, 22.2.

                            Pension Plan Table

Average Annual
Compensation for
the Five Consecutive               Approximate Annual Straight-Life Annuity
Calendar Years   of                     Pension Upon Retirement at 65
the Last Ten for Which
Compensation is Highest       10 years    15 years    20 years    25 years    30 years
                             of Service  of Service  of Service  of Service  of Service
-----------------            ----------  ----------  ----------  ----------  ---------
$300,000........             $ 50,000    $ 75,000    $100,000    $125,000    $150,000
 400,000........               66,667     100,000     133,334     166,167     200,000
 500,000........               83,334     125,000     166,667     208,334     250,000
 600,000........              100,000     150,000     200,000     250,000     300,000
 700,000........              116,667     175,000     233,333     291,667     350,000
 800,000........              133,333     200,000     266,667     333,334     400,000
 900,000........              150,000     225,000     300,000     375,000     450,000

       For purposes of the Retirement Plan, an employee's compensation is his Annual Compensation as set forth in the Summary Compensation Table.

       Pursuant to Federal's supplemental pension plan, an officer of Federal may be entitled to pension supplement which has the effect of assuring that, regardless of his actual years of service, if he remains in the employment of Federal until age 65, he will receive benefits as if he had been continuously employed by Federal since his thirty-fourth birthday. Giving effect to such pension supplement, the additional years of service credited under Federal's Supplemental Retirement Plan as of December 31, 1998 to Mr. Ross is 3 1/4 years. The supplemental pension benefit for Mr. Ross makes up the difference between his actual pension benefit and what it would have been with 30 years of service under the 1976 plan.



Compensation Committee Report on Executive Compensation

       The Compensation Committee of the Board of Directors consists of three independent outside directors. The Committee meets without the Chief Executive Officer present to evaluate his performance and establish his compensation. Compensation for Federal's executive officers consists of three major components: salary, bonus and stock options/awards. The officers' compensation is based on the individual's skill level, years of experience, job duties and the individual's and Company's performance. The Committee uses its subjective evaluation of these factors, without a mechanical weighting, to determine the officer's salary and level of participation in the bonus plan; Mr. Ross participates at 40% of his salary and the other officers participate at 25% to 30% of their salary.

       The Company's total return to shareholders has been an average of about 8% per year for the last five years. The Company's earnings performance in 1998 compared to 1997 was up slightly. Mr. Ross did not receive a salary increase in 1998; therefore, the Committee determined that there would be a 2.9% salary increase for Mr. Ross to $417,000 for 1999. The other four officers received an average salary increase of 3.9% for 1999.

       The officers' bonuses are tied directly to company performance. Bonus targets are established for the officers based on their level of responsibility. The amount of bonus to which an officer is entitled is based on Federal's pre-tax profits (before extraordinary items, interest on long-term debt and bonus payments) as a percentage of Federal's average stockholders' equity plus average long-term debt, as well as on goals for growth of the Company. The officers' bonus targets remain the same for 1999. Therefore, if the Company's return on capital is the same as it was in 1998, the officers' bonuses will also be about the same for 1999. The 1998 bonus target achievement was 71%. The other officers' bonuses generally constitute about 35% of their cash compensation.

       The third major component of the officers' compensation consists of stock options and awards. This is long-term compensation which provides value to the officers based on the increased market value of the Company for all stockholders. For example, over the last eleven years the total market value of the Company has increased more than fivefold from about $200 million to over $1 billion of stockholder value. The
Performance Graph on page 10 shows that Federal has underperformed the Standard & Poor Industrials and companies comparable to Federal. To give the officers an incentive to increase shareholder value and to compensate them in accordance with such increases in shareholder value, the Compensation Committee intends to grant the officers additional stock options and restricted stock awards in 1999. The Committee subjectively determines the number of shares to be granted and there is no mechanical relationship between the number of options and restricted share awards to be granted, nor is there a mechanical relationship to prior grants.

            WALTER R. PEIRSON                   THOMAS N. McGOWEN, JR.

                              [graph]



               Comparison for Five Year Cumulative Total Return*
                      For Federal Signal Corporation

-------------------------------------------------------------------------------
            93         94         95          96         97         98
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
FSC         100        99         128         131        113        147
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
S&P Ind.    100        104        140         172        225        301
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
DJIDI       100        89         115         146        188        214
-------------------------------------------------------------------------------


Assumes $100 invested on December 31, 1993 in Federal Signal Corporation Common Stock (FSC), S&P Industrials Index (S&P Ind.) and the Dow Jones Industrial-Diversified Index (DJIDI).

*Total return assumes reinvestment of dividends and is based on fiscal years ending December 31.




                   Amendment to the Stock Benefit Plan

       On April 17, 1996 Federal's shareholders approved the Federal Signal Stock Benefit Plan (the "Plan"). The Plan provides stock options, awards and units to employees and directors of Federal, and below market stock options to Federal directors in lieu of director fees (the amount below market is equal to the amount of waived director fees). On April 15, 1998 the shareholders approved an amendment of the Plan to expand participation in the Plan by deleting the definition of "key" employee. The purpose of this was to allow a greater number of employees to participate in the Plan therefore increasing their identification with shareholders and giving them an incentive to further increase the Company's shareholder value in the future similar to the more than fivefold increase in value achieved over the last eleven years. As of February 1, 1999 there were no shares available for future grants of benefits under the Plan. Therefore, on December 10, 1998 the Board of Directors of Federal Signal approved an amendment of the Plan, subject to shareholder approval, to increase the number of shares of Common Stock subject to the Plan by 1,500,000 shares.

       For  more   information   about  the  Plan,   see  the   Executive
Compensation section of this Proxy Statement and Note I, Stock Based Compensation of the Financial Statements.

       The Plan, including the proposed amendment, is attached as Exhibit
A.

       The Amendment will be effective upon the approval of a majority of the outstanding shares of Common Stock voting at the meeting. The Board of Directors recommends that the shareholders vote FOR the adoption of the amendment to the Plan.

                          ACCOUNTING INFORMATION

       Ernst & Young has been selected by Federal to serve as its independent public accountants for the fiscal year ending December 31, 1999. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors is approved annually by the Board of Directors based upon the recommendation of the Audit Committee.


                       FUTURE STOCKHOLDER PROPOSALS

       In order to be considered for inclusion in the proxy statement for the 2000 Annual Meeting of Shareholders, stockholder proposals must be received by Federal on or before November 20, 1999.


                              OTHER BUSINESS

       As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the meeting. If any other proper business should be presented to the meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.


                        By order of the Board of Directors


                        Kim A. Wehrenberg
                        Secretary
                        Federal Signal Corporation

                     FEDERAL SIGNAL CORPORATION                Exhibit A

                         STOCK BENEFIT PLAN

                    (as proposed to be amended)*

1. Purpose of the Plan.

   The purpose of this Stock Benefit Plan (the "Plan") is to secure for Federal Signal Corporation, a Delaware corporation (the "Corporation"), and its stockholders the benefits of incentive compensation of the management personnel of the Corporation and its subsidiaries and to ensure a tax deduction for the Corporation for certain compensation under the Plan. By virtue of the benefits available under the Plan, directors and employees who are responsible for the future growth and continued
success of the Corporation have an opportunity to participate in the appreciation in the value of the stock of the Corporation which furnishes them with an incentive to work for and contribute to such appreciation through the growth and success of the Corporation. In addition, it is generally recognized that incentive compensation programs aid in retaining and encouraging key employees of ability and in recruiting additional able employees.

2. Shares Subject to the Plan.

   An aggregate of 1,000,000 plus an additional 1,500,000 shares of Common Stock ($1.00 par value) of the Corporation shall be subject to the Plan and such shares may be issued under the Plan pursuant to Stock Options, Stock Awards or such other Stock Unit Awards (collectively "Benefits") as the Committee, as defined below, in its discretion, may determine and the total number of Benefit shares or units that can be granted under the Plan shall not exceed 1,000,000 plus an additional 1,500,000 shares except as set forth in the next paragraph. Such shares may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Corporation.

   In the event that any option under the Plan expires or is terminated without being exercised for any reason prior to the end of the period during which options may be granted under the Plan, the shares theretofore subject to such option, or the unexercised portion thereof, shall again become available for grant under the Plan. In the event that any shares granted as stock awards or stock unit awards expire, terminate or become the property of the Corporation pursuant to the Plan, the number of such shares shall again become available for granting as Benefits awards under the Plan.

3. Administration of the Plan.

   A.   The Committee.

   The Plan shall be administered by the Compensation/Stock Option Committee of the Board of Directors or such other committee as shall be designated by the Board of Directors (the "Committee"). The Committee shall consist of not less than two Directors of the Corporation, and shall be appointed by the Board of Directors. Any decision or determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) and may make such rules and regulations for the conduct of its business as it shall deem advisable. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee. Service on the Committee shall constitute service as a Director of the Corporation so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Corporation.

   B. Authority of the Committee.

   Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the employees to whom, and the time or times at which, Benefits shall be granted and the number of shares to be subject to each Benefit provided, however, no individual may receive more than 100,000 of the shares per year under the Plan. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective employees, their present and potential contributions to the Corporation's success, the anticipated number of years of effective service remaining and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and conditions of the respective Benefits (which terms and conditions need not be the same in each case), to impose restrictions on any shares issued as or pursuant to the Benefits and to determine the manner in which such restrictions may be removed, and to make all other determinations deemed necessary or advisable in administering the Plan. The Committee may specify in the original terms of any Benefit or, if not so specified, shall determine whether any authorized leave of absence or absence on military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Plan. The Committee shall have the authority to issue shares of Common Stock or pursuant to the Benefits and to determine the consideration received by the Corporation for such Benefits granted pursuant to the Plan. The determination of the Committee on the matters referred to in this paragraph shall be conclusive.


------------------

*The proposed amendment is the portion of section 2 typeset in italics.



   C.   Granting Date.

   The action of the Committee with respect to the granting of a Benefit shall take place on such date as a majority of the members of the Committee at a meeting shall make a determination with respect to the granting of a Benefit or, in the absence of a meeting, on such date as a written designation covering such Benefit shall have been authorized by all members of the Committee. The effective date of the grant of a Benefit (the "Granting Date") shall be the date specified by the Committee in its determination or designation relating to the award of such Benefit, provided that the Committee may not designate a Granting Date with respect to any Benefit which shall be earlier than the date on which the granting of such Benefit shall have been approved by the Committee.

4. Eligibility.

   Benefits may be granted to employees (which term shall be deemed to include officers) who on the Granting Date (or, with respect to Benefits that are not incentive stock options, within 30 days thereafter in the instance of newly hired employees) are in the employ of the Corporation or one of its then subsidiary corporations (the "subsidiaries"), as defined in Section 425 of the Internal Revenue Code of 1954, as amended (the "Code"), and Directors. Below market stock options may also be granted to any Director of the Corporation in lieu of part or all of their Directors' fees in accordance with Section 8 of this Plan.

5. Terms and Conditions of Options.

   A.   Purchase Price and Terms of Options.

   (i) The purchase price of the Common Stock under each option shall be determined by the Committee, but for options granted under Section 5 of the Plan, the price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Granting Date for such option.

   (ii) Options granted under this Plan may be either Incentive Stock Options (as defined in Section 422A of the Code) or Non-Incentive Stock Options (i.e., options which are not within the Section 422A definition).

        a. Incentive Stock Options: Subject to the minimum option price specified in subparagraph 5(A)(i) hereof, the terms of each incentive stock option granted under the Plan, which may be different in each case, shall include those terms which are required by Section 422A of the Code, and such other terms not inconsistent therewith as the Committee may determine.

        b. Non-Incentive Stock Options: Subject to minimum option price specified in subparagraph 5(A)(i) hereof, the terms of each stock option granted under this Plan that is not an incentive stock option, which terms may be different in each case, shall be determined by the Committee.

   B.   Term of Options.

   The term of each option granted under the Plan shall be for a period of ten years unless otherwise determined by the Committee. Each option shall become exercisable, unless otherwise determined by the Committee in its discretion, with respect to one-half the number of shares subject thereto after the first anniversary following the Granting Date, and shall be exercisable with respect to all shares subject thereto after the second anniversary following the Granting Date.

   C.   Restrictions on Transfer and Exercise.

   (i) Except as hereinafter provided, no option granted pursuant to the Plan may be exercised at any time unless the holder thereof is then an employee of the Corporation or of a subsidiary. Options granted under the Plan shall not be affected by any change of employment so long as the grantee continues to be an employee of the Corporation or of a subsidiary. Retirement pursuant to the Corporation's then prevailing retirement policies and plans shall be deemed to be a termination of employment.

   (ii) Unless the Committee determines otherwise, in the event of the termination of employment of a grantee of an option (otherwise than by reason of death), such option may be exercised (only to the extent that the employee was entitled to do so at the termination of his employment) at any time within (1) for options that are not incentive stock options,
(a) two years after such termination if such termination is due to disability (as defined in Section 105(d)(4) of the Code) or retirement unless, at the time of employment termination, the Committee extends the period of exercise., (b) three months after such termination in all other cases, unless such period shall be extended by the Committee in its discretion; or (2) in the case of incentive stock options, (a) one year after such termination if such termination is due to disability (as defined in Section 105(d)(4) of the Code) or such lesser time as the Committee may specify from time to time, or (b) three months after such termination in all other cases unless such period shall be extended by the Committee in its discretion. In no event shall an option be exercisable after the expiration date of the option.

   (iii) Unless the Committee determines otherwise, if a grantee shall die while an employee of the Corporation or a subsidiary or within three months after the termination of employment of the grantee, an option held by such grantee may be exercised to the extent the option was exercisable by such grantee at the date of death, by a legatee or legatees of such option under the grantee's last will, or by the grantee's personal representative or distributees, at any time within one year after the grantee's death, provided that in no event shall the option be exercised after the expiration of the period of the option.

   (iv) No option granted under the Plan shall be transferable otherwise than by will or the law of descent and distribution and an option may be exercised, during the lifetime of the grantee thereof, only by the grantee thereof.

   D.   Exercise of Options; Alternative Settlement Methods.

   (i) Subject to the limitations set forth in the Plan and the original terms of the option, any option granted and exercisable pursuant to the Plan may be exercised in whole or in part from time to time. Except in the case of the election of an alternative settlement method as hereinafter provided, payment for shares of Common Stock purchased shall be made in full at the time that an option, or any part thereof, is exercised. Unless the Committee determines otherwise in its discretion, a grantee holding an option may make all or a portion of payment upon exercise of an option through delivery of shares of Common Stock of the Corporation. Any shares so delivered shall be valued at the closing price on the New York Stock Exchange on the date of the exercise of the option (or, if no such closing price is available, the value shall be determined in such other manner as the Committee may deem appropriate).

   (ii) The Committee, in its discretion, may provide that any option granted pursuant to the Plan may, by its terms, confer upon the grantee the right to elect any of the alternative settlement methods set forth in subparagraph (iv) below.

   (iii) The Committee may, in its discretion and at the request of a grantee holding an option granted pursuant to the Plan that does not by its terms include the right to elect any of such alternative settlement methods, permit the election of any of such alternative methods by the grantee. The Committee, in its discretion, may at the request of the holder of an option on the Common Stock of the Corporation, which option is exercisable at the time of the request and which was granted pursuant to any stock option plan or other similar plan heretofore established for the benefit of employees of the Corporation, permit the election of any of such alternative methods by such holder. The authority of the Committee to permit such elections of alternative settlement methods shall not confer upon the grantee or holder of any option the right to such an election.

   (iv) The alternative settlement methods are: (a) cash equal to the excess of the value of one share of Common Stock over the purchase price set forth in the option times the number of shares as to which the option is exercised; (b) the number of full shares of Common Stock having an aggregate value not greater than the cash amount calculated under alternative (a); (c) any combination of cash and full shares having an aggregate value not greater than the cash amount calculated under alternative (a). Notwithstanding the other provisions of the Plan, election of an alternative settlement method involving the receipt of cash shall be subject to the approval of the Committee at the time of such election. For purposes of determining an alternative settlement, the value per share of Common Stock shall be the closing price on the New York Stock Exchange on the date of the exercise of the option (or, if no such closing price is available, the value shall be determined in such other manner as the Committee may deem appropriate).

   (v) In the event that an option granted or to be granted under the Plan is not an incentive stock option under Section 422A of the Code, then the Committee may, in its discretion, commit the Corporation to pay to the option holder, at the time the taxes or an amount of cash equal to the amount of income tax payable by the grantee as a result of the option exercise and as a result of this tax reimbursement.

   (vi) Exercise of an option in any manner, including an exercise involving an election of an alternative settlement method, shall result in a decrease in the number of shares which thereafter may be available for purposes of granting options under the Plan by the number of shares as to which the option is exercised.

   E.   Manner of Exercise.

   An option shall be exercised by giving a written notice to the Secretary of the Corporation stating the number of shares of Common Stock with respect to which the option is being exercised and containing such other information as the Secretary may request, including the election requesting authorization of an alternative settlement method.

6. Stock Awards.

   A.   Award of Shares.

   Stock awards will consist of shares of Common Stock of the Corporation issued to eligible officers.

   B.   Restrictions on Transfer.

   Stock awards shall be subject to such terms and conditions as the Committee determines to be appropriate, including, without limitation, restrictions on the sale or other disposition of such shares. Except as hereinafter provided, or unless the Committee determines otherwise (either at the time of the grant of a stock award or at any time thereafter), shares granted as stock awards pursuant to the Plan shall not be sold, transferred, assigned or otherwise disposed of by the grantee. In the event of termination of full time employment (including, but not limited to, the retirement of the grantee) for any reason prior to the termination date of any restrictions pertaining to the stock award, the shares then subject to restrictions shall become the property of the Corporation, provided, however, that the obligation not to dispose of shares acquired pursuant to a stock award and the right of the Corporation to receive such shares shall lapse, unless the Committee determines otherwise in its discretion, as to one-fourth (or such other portion as the Committee shall establish in the stock award) of the shares received in one stock award on each of the first four anniversary dates following the Granting Date thereof (or on such other date(s) as the Committee shall establish in the stock award), and provided further that the Committee may determine (either at the time of the grant of a stock award or at any time thereafter) that in the event a grantee's employment is terminated on account of death, the permanent disability of such grantee or upon such other conditions as the Committee may approve, all restrictions remaining on shares granted to such grantee shall lapse and such shares shall not become the property of the Corporation.

   All restrictions applicable to any stock award shall apply to any shares resulting from a stock dividend, stock split, or other distribution of shares of the Corporation with respect to the stock award, effective as of the Granting Date of such stock award.

   All restrictions applicable to any stock award shall lapse (1) as to all shares granted in such award, in the event any tender offer subject to Section 14(d) of the Securities Exchange Act of 1934, or any successor thereto, shall be made for any of the outstanding Common Stock of the Corporation, or (2) as to any securities, property, cash or combinations thereof received in exchange for stock award shares pursuant to any merger, consolidation, liquidation or dissolution of the Corporation.

7. Stock Unit Awards.

   In order to enable the Corporation and Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Committee shall also be authorized to grant to participants, either alone or in addition to other Benefits granted under the Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on Common Stock of the Corporation ("stock unit awards") such as phantom stock, below market options, performance units, etc. Other stock unit awards may be paid in Common Stock of the Corporation, cash or any other form of property as the Committee shall determine.

   The Committee shall determine the key employees to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of the stock unit awards need not be the same with respect to each recipient. The participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares prior to the later of the date on which the shares are issued, or the date on which any applicable restriction, performance or deferral period lapses. Stock (including securities convertible into stock) granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Stock (including securities convertible into stock) purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine which price shall not be less than par value of such stock or other securities on the date of grant.

8. Director Options.

   Directors of the Corporation may elect to receive below-market stock options in lieu of part or all of their Director fees. Such options shall be granted at a price of $1.00 (par value of the Common Stock) per share. The number of shares to be granted shall be determined by dividing the amount of Director fees (that the Director irrevocably elected to take in the form of below market options instead of cash) by the fair market value of a share of Common Stock on the date of grant after subtracting the $1.00 option price from such fair market value. These options shall be 100% vested on the date of grant, but shall not be exercisable until six months after the date of grant. The term of these options shall be for ten years and they shall not be transferable otherwise than by will or the laws of descent and distribution and may only be exercised by the Director, his guardian or legal representative during the Director's lifetime. Election of an alternative settlement method shall not be available for these options.

9. Stockholder and Employment Rights.

   A holder of an option shall have none of the rights of a stockholder with respect to any of the shares subject to option until such shares shall be issued upon the exercise of the option.

   Subject to the other provisions of the Plan, upon the date of issuance of certificates representing a stock award, the grantee shall have all the rights of a stockholder including the right to receive dividends and to vote the shares. However, the certificates representing such shares and any shares of the Corporation issued with respect thereto or in exchange therefor shall be held by the Corporation for account of the grantee and the grantee shall deliver to the Corporation upon request a stock power or powers executed in blank, covering such shares. As and when restrictions lapse, the certificates representing such shares shall be released to the grantee.

   Nothing in the Plan or in any Benefit granted pursuant to the Plan shall, in the absence of an express provision to the contrary, confer on any individual any right to be or to continue in the employ of the Corporation or any of its subsidiaries or shall interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employment of any individual at any time.

10.     Adjustments in Common Stock.

   The aggregate number of shares of Common Stock of the Corporation on which Benefits may be granted hereunder, the number of shares thereof covered by each outstanding Benefit, the price per share thereof in each such Benefit may all be approximately adjusted, as the Board of Directors or the Committee may determine, for any increase or decrease in the number of shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split-up or combination of shares, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation.

   Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any Benefit granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Benefit would have been entitled pursuant to the merger or consolidation. Upon a dissolution of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, every Benefit outstanding hereunder shall terminate, provided, however, that in the case of such dissolution, merger or consolidation, then during the period thirty days prior to the record date of such event, each holder of an Benefit granted pursuant to the Plan shall have a right to exercise the Benefit, in whole or in part, notwithstanding any other provision of the Plan or Benefit agreement.

11.     Amendment and Termination.

   Unless the Plan shall theretofore have been terminated, the Plan shall terminate on, and no Benefit shall be granted hereunder after, April 17, 2006, provided that the Board of Directors of the Corporation may at any time prior to that date terminate the Plan.

   The Board of Directors shall have complete power and authority to amend the Plan, provided, however, that except as expressly permitted in the Plan, the Board of Directors shall not, without the affirmative vote of the holders of a majority of the voting stock of the Corporation, increase the maximum number of shares on which Benefits may be granted amend the formula for determination of the purchase price of shares on which options may be granted, extend the period during which Benefits may be granted, or amend the requirements as to the class of employees eligible to receive Benefits.

   No termination or amendment of the Plan may, without the consent of the holder of any outstanding Benefit, adversely affect the rights of such holder or grantee. The termination of the Plan shall not affect restrictions applicable to any Benefits, outstanding or existing at the time of such termination.

12. Effectiveness of the Plan.

   The Plan shall become effective on adoption by the Board of Directors of the Corporation, and approval by the holders of a majority of the voting stock of the Corporation. Should such holders fail so to approve it, the Plan and all actions taken thereunder shall be and become null and void. Any other provisions of the Plan to the contrary notwithstanding, no Benefits granted under the Plan may be exercised or vested until after such stockholder approval.

13.     Government and Other Regulations.

   The obligation of the Corporation to sell or deliver shares under Benefits granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

PROXY                     FEDERAL SIGNAL CORPORATION                 PROXY
                1415 W. 22ND Street, Oak Brook, Illinois 60523

          Proxy for Annual Meeting of Stockholders on April 15, 1999 This Proxy is Solicited on Behalf of the Board of Directors

Joseph J. Ross and Kim A. Wehrenberg, or either of them, with full power of substitution, are hereby authorized to vote the shares of Common Stock of Federal Signal Corporation which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held at the Emergency One, Inc. Welcome Center, 1601 S.W. 37th Avenue, Ocala, Florida on Thursday, April 15, 1999 at 11:00 a.m., and at all adjournments thereof as indicated on this card for the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

Unless otherwise instructed, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

                                       { } Check here for address change.

                                         New Address:--------------------

                                         --------------------------------

                                         --------------------------------


(Continued and to be signed on reverse side.)
-------------------------------------------------------------------------

                      FEDERAL  SIGNAL  CORPORATION

{ X } Please mark your votes as in this example.



{                                                                           }

                                 SHARES

This Proxy will be voted in accordance with specifications made. If no choices are indicated, this Proxy will be voted FOR the nominees listed in the Proposal 1 and FOR Proposal 2.

                                                       FOR    WITHHOLD
                                                       ALL      ALL       FOR ALL   (Except Nominee(s)
                                                                                        written below)
                                                      --------------------------------------------------
1. Election of Directors -                             {  }      {  }       {  }
   Nominees: Charles R. Campbell,
   Paul W. Jones and James A. Lovell, Jr.

                                                       FOR      AGAINST    ABSTAIN
2. Approval of amendment to the
   Federal Signal  Corporation  Stock                  {  }      {  }       {  }
   Benefit Plan
   To increase shares by 1,500,000.
                                                       --------------------------------------------------

                                                         Please     vote,
                                                         sign,  date  and
                                                         return      this
                                                         Proxy       Card
                                                         promptly   using
                                                         the     enclosed
                                                         envelope.



                                            Dated:-------------------------1999


                                            Signature(s)-----------------------

                                            -----------------------------------



                                                        Please       sign
                                                        exactly  as  name
                                                        appears   hereon.
                                                        Joint      owners
                                                        should each sign.
                                                        Where applicable,
                                                        indicate official
                                                        position       or
                                                        representative
                                                        capacity.


-------------------------------------------------------------------------------
                          -FOLD AND DETACH HERE-


                          YOUR VOTE IS IMPORTANT!


             PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.